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                            SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. ____)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary  Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive  Proxy Statement
[X]   Definitive  Additional  Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                        Provident Bankshares Corporation
         --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                 Paul M. Aguggia, Muldoon, Murphy & Faucette LLP
     -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)   Title of each class of securities to which transaction applies:
           ................................................................
      2)   Aggregate number of securities to which transaction applies:
           ................................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ................................................................
      4)   Proposed maximum aggregate value of transaction:
           ................................................................

      5)   Total fee paid:

           ................................................................



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[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            ............................................
      2)    Form, Schedule or Registration Statement No.:
            ............................................
      3)    Filing Party:
            ............................................
      4)    Date Filed:
            ............................................



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            AN IMPORTANT MESSAGE FOR PROVIDENT STOCKHOLDERS:

o     SUPPORT YOUR BOARD'S CONTINUING EFFORTS TO BUILD VALUE

o     VOTE AGAINST PROPOSAL 3 SEEKING THE SALE OF THE BANK

o     DO NOT BE MISLED INTO SACRIFICING THE VALUE OF YOUR
      PROVIDENT INVESTMENT



March 31, 2000


Dear Provident Stockholder:

Your vote at our upcoming Annual Meeting of Stockholders, scheduled for April 19, 2000, is particularly important this year. I strongly urge you to sign, date and return the enclosed WHITE proxy card today in the enclosed, postage paid envelope.

At the Meeting, stockholders will vote on the election of Directors (Proposal 1) and approval of the selection of PricewaterhouseCoopers LLP as independent auditors for 2000 (Proposal 2). In addition, Mid-Atlantic Investors, a dissident stockholder well known for purchasing a small percentage of a bank's stock and then agitating for its quick sale, has submitted a proposal seeking the immediate sale of our company.

Your Board opposes this proposal. As described below, your Board believes (1) that its strategic plan continues to build the intrinsic value of the Bank,
(2) that the decline in the Bank's stock price is attributable to a broad industry-wide decline in bank stock prices, not something specific to Provident and (3) that the Mid-Atlantic proposal is ill-conceived and harmful to the best interests of most stockholders and would deprive them of the full potential of their investment.

o YOUR BOARD'S STRATEGIC PLAN CONTINUES TO BUILD INTRINSIC VALUE DURING A PERIOD OF LOW BANK STOCK PRICES

Your Board's Strategic Plan to build the intrinsic value of the Bank is showing strong results. Earnings growth exceeded 13% in the 1999 fiscal year and earnings per share increased 13.6%, exceeding analysts' expectations. Indicative of this growth, our deposit market share increased for the sixth consecutive year, from 5.1% to 5.9%, while competing banks saw their deposit market share decline or stay flat.


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Our increase in market share is  attributable  to our innovative "hub and spoke"
strategy of increasing traditional and in-store branches through partnerships with Wal-Mart, Shoppers Food Warehouse and Metro Foods. These partnerships allow cost-effective expansion into prime locations. Our branch expansion will continue in the lucrative Montgomery County and Northern Virginia markets in 2000.

Needless to say, we are disappointed that after all our hard work the stock price does not reflect these strong results and the soundness of our strategy. We are not alone in that regard - 75% of bank stocks have experienced declines since the Fall of 1999.

The consensus among analysts and the financial press is that the general decline in bank stocks is largely attributable to interest rate concerns, disappointing financial results reported by acquisitive banks integrating their merger partners and the diversion of investor interest to high-tech stocks. We share those views and also believe that this industry-wide decline is not reflective of the industry's inherent value.

Under such circumstances, we continue to believe it is prudent to concentrate on building the value of our business. We strongly believe that an immediate sale will deprive the stockholders of the true, inherent value of the Bank.

To support your Board's efforts to build long term stockholder value, sign, date and return the enclosed WHITE proxy card with a vote AGAINST Proposal 3. Do not return Mid-Atlantic's green proxy card, even as a protest.

O MID-ATLANTIC'S "SELL THE COMPANY PROPOSAL" - ILL-CONCEIVED AND HARMFUL TO THE BEST INTERESTS OF THE STOCKHOLDERS

Your Board unanimously believes that Mid-Atlantic's proposal is ill-conceived and harmful to the best interests of the stockholders because it would deprive them of the true, inherent value of their stock.

The adoption of Mid-Atlantic's proposal could also harm the stockholders by creating uncertainty concerning Provident's future. Such uncertainty could harm our ability to conduct day to day business operations, including our ability to retain and attract customers and employees.

Stockholders should not be misled into supporting such a harmful proposal by hypothetical benefits from hypothetical sales. You can not cash a hypothetical check. Your Board, however, is addressing and meeting the real world challenges of the current banking environment in its efforts to build long-term stockholder value.

Stockholders should protect the future value of their investment in Provident by signing, dating and returning the enclosed WHITE proxy card with a vote AGAINST Proposal 3.

o MID-ATLANTIC'S "SELL THE COMPANY" PROPOSAL: WHAT IS MID-ATLANTIC'S REAL MOTIVATION?(ALMOST 600,000 SHARES BOUGHT ON MARGIN IN TWELVE DAYS


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Mid-Atlantic  seeks to portray itself as a stockholder with interests similar to other stockholders. But is it? Consider that Mid-Atlantic borrowed heavily on margin to buy almost 600,000 of its Provident shares in only 12 trading days in late January and early February of this year.

WE  BELIEVE  THAT  THESE  INVESTMENT   TECHNIQUES  MOTIVATE,   IF  NOT  REQUIRE,
MID-ATLANTIC TO FORCE A FAST SALE OF YOUR BANK AT ANY PRICE, REGARDLESS OF THE POTENTIAL LONG-TERM VALUE OF YOUR BANK.

o THE RECORD SHOWS YOUR BOARD KNOWS HOW TO DELIVER STOCKHOLDER VALUE, WHILE MID-ATLANTIC'S MR. ZUCKER DOES NOT

The real issue is how best to deliver maximum value to stockholders. Mid-Atlantic's proxy identifies Mr. Jerry Zucker as a co-partner of Mid-Atlantic. Mr. Zucker is also President, Chairman and Chief Executive Officer of Polymer Group, Inc. (PGI), a publicly traded company.

The chart below shows the performance of PGI since the beginning of the year. PGI STOCK HAS LOST 45% OF ITS VALUE SINCE JANUARY 26, 2000, THE DAY ON WHICH MR. ZUCKER AND MR. SHEARER STARTED BUYING 600,000 PROVIDENT SHARES ON MARGIN IN TWELVE TRADING DAYS. Perhaps Mr. Zucker should concentrate on building value for his stockholders, rather than try to deprive Provident stockholders of the future value of their stock in his pursuit of a quick, leveraged profit.












Please support your Board's continuing efforts to build stockholder value by signing, dating and returning the enclosed WHITE proxy card in the postage paid envelope provided. If you have already voted a green proxy card, you have every right to change your mind and vote a WHITE proxy card. Remember, only your latest dated validly executed proxy card counts!

Thank you for your consideration and support.


/s/ Peter M. Martin
----------------------
Peter M. Martin
Chairman of the Board, President
 and Chief Executive Officer




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     IF YOUR SHARES ARE HELD IN THE NAME OF A BANK OR BROKER, ONLY
       THAT ORGANIZATION CAN VOTE YOUR SHARES. PLEASE DIRECT THE
         PERSON RESPONSIBLE FOR YOUR ACCOUNT TO EXECUTE ON YOUR
      BEHALF A WHITE PROXY CARD WITH A VOTE FOR PROPOSALS 1 AND 2
                        AND AGAINST PROPOSAL 3.

      PLEASE NOTE THAT INTERNET AND TELEPHONE VOTING ARE NO LONGER
                               AVAILABLE.

      IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ASSISTANCE, PLEASE
                      CONTACT OUR PROXY SOLICITOR:

                       INNISFREE M&A INCORPORATED

                      TOLL FREE -- 1-888-750-5834

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